Exhibit 10.1
FIRST AMENDMENT OF
AGCO CORPORATION EXECUTIVE NONQUALIFIED
DEFINED CONTRIBUTION PLAN
(Effective July 31, 2015)

    WHEREAS, AGCO Corporation (the “Company”) has established and maintains the AGCO Corporation Executive Nonqualified Defined Contribution Plan (the “Plan”); and
    WHEREAS, the Company deems it advisable to amend the Plan to make certain changes as set forth herein.
    NOW, THEREFORE, by virtue and in exercise of the power reserved to the Plan Administrative Committee (as defined in the Plan) pursuant to Section 9.1 of the Plan, the Plan is hereby amended, effective January 1, 2025 (except as otherwise provided below), in the following particulars:
1.    By deleting Section 1.4(a)(iii) of the Plan in its entirety.
2.    By substituting the following for Section 2.9 of the Plan in its entirety:
“2.9    Eligible Executive. ‘Eligible Executive’ means an employee of a Participating Employer who meets the following requirements:
(a)who is employed by the Company or a Participating Employer organized under the laws of the United States of America and who is working in the United States of America on a United States of America payroll, but excluding any such individual whose employment is the result of a global assignment from outside the United States; and
(b)whose position is at the Vice President, Senior Vice President or higher level.
Notwithstanding the foregoing, each person who (i) was a participant in the AGCO Corporation Executive Nonqualified Pension Plan, and (ii) meets the requirements of Section 2.9(a) above on January 1, 2025 (each a ‘Former ENPP Participant’), shall be considered an ‘Eligible Executive’ and shall become a Participant on January 1, 2025, subject to Section 3.1(d).”

3.    By substituting the following for Section 2.12 of the Plan in its entirety:
“2.12    Participant. ‘Participant’ means an Eligible Executive participating in the Plan.”
4.    By substituting the following for Section 2.20 of the Plan in its entirety:
“2.20    Totally Disabled or Total Disability. A Participant shall be considered to be "Totally Disabled" if he or she is determined to be disabled and eligible for benefits under any long-term disability program maintained by the Company or any Participating Employer.”
5.    By substituting the following for Sections 3.2(a), (b) and (c) of the Plan in its entirety:
“(a)    An Eligible Executive shall become a Participant as of the date he or she becomes an Eligible Executive. If a Participant becomes a Participant during a Plan Year, the amounts described in clause (A) in each of Sections 4.1(b)(ii), (iii), or (iv) or (v), as the case may be, shall be prorated based on the portion of the Plan Year during which such Participant was an Eligible Executive.
(b)    An Eligible Executive shall only be a Participant under this Plan while he or she is employed by a Participating Employer and qualifies as an Eligible Executive. If an employee subsequently ceases to be an Eligible Executive after becoming a Participant, he or she shall remain a Participant under the Plan only to the extent of any existing Account balance but shall receive no further Employer Contributions except as provided under Section 4.1(b). By way of example and not of limitation, if an Eligible Executive terminates employment with the Company and its Affiliates but continues to provide services as a consultant or other independent contractor, that individual is no longer an Eligible Executive and will remain a Participant only to the extent of any existing Account balance but shall receive no further Employer Contributions except as provided under Section 4.1(b). Under the foregoing circumstances, however, payment of the Participant’s Account may only commence on a Separation from Service.

(c)A Participant who incurs a Separation from Service but is subsequently re-hired will only become a Participant at such time as he or she is again an Eligible Executive. Notwithstanding the foregoing, the payment of the Participant's Account will continue as set forth herein upon a Separation from Service even if the Participant is re-hired and again commences participation in the Plan.”

6.    By substituting the following for Sections 4.1(b) and (c) of the Plan in their entirety:
“(b)    Except as set forth below, and in all cases subject to Section 3.1(d), for each Plan Year the Participating Employer shall credit the Account of each Participant employed by that Participating Employer with an Employer Contribution, no later than thirty (30) days after the end of the Plan Year, in the following amounts:
(i)Subject to Sections 4.1(b)(iii), (iv) and (v) for Participants (1) who were Participants in the Plan on December 31, 2020, and who are Participants in the Plan at the Vice President level as of December 31, 2024, (‘Grandfathered Participants’), or (2) are Former ENPP Participants, the amount equal to (A) eight percent (8%) (or such other percentage as the Plan Administrative Committee may designate) of the Participant’s Plan Compensation for the Plan Year, minus (B) the Participant’s Savings Plan Benefit for the Plan Year;
(ii)    Subject to Sections 4.1(b)(iii), (iv) and (v), for Participants who become (or became) Participants as a Vice President on or after January 1, 2021 (excluding any Former ENPP Participant), the amount equal to (A) six percent (6%) (or such other percentage as the Plan Administrative Committee may designate) of the Participant’s Plan Compensation for the Plan Year, minus (B) the Participant’s Savings Plan Benefit for the Plan Year;
(iii)    except as provided in Sections 4.1(b)(iv) and (v), for Participants at the Senior Vice President level or greater, the amount equal to (A) ten percent (10%) (or such other percentage as the Plan Administrative Committee may designate) of the Participant’s Plan Compensation for the Plan Year, minus (B) the Participant’s Savings Plan Benefit for the Plan Year;

(iv)    for the Participant employed as the Chief Accounting Officer of the Company, the amount equal to (A) eight percent (8%) (or such other percentage as the Plan Administrative Committee may designate) of the Participant’s Plan Compensation for the Plan Year or, minus (B) the Participant’s Savings Plan Benefit for the Plan Year; and

(v)    for the Participant employed as the Chief Executive Officer of the Company, the amount equal to (A) fifteen percent (15%) (or such other percentage as the Plan Administrative Committee may designate) of the Participant’s Plan Compensation for the Plan Year or, minus (B) the Participant’s Savings Plan Benefit for the Plan Year.

For a Participant who remains an Eligible Executive during the entire Plan Year, but whose position changes during the Plan Year to a position that would provide for a higher Employer Contribution rate, the Employer Contribution for such Participant will be calculated separately for the portions of the Plan Year during which the Participant was entitled to different levels of an Employer Contribution, and the Participant’s Employer Contribution for the Plan Year will be the sum of the Employer Contributions calculated for each respective portion of the Plan Year.

For a Participant who remains employed during the entire Plan Year, but whose position changes during the Plan Year to a position that would provide for a lower Employer Contribution rate or no Employer Contribution, the Employer Contribution for such Participant for such Plan Year will be calculated using the Employer Contribution rate in effect for such Participant immediately prior to such Participant's change in position.

In order to receive a credit under this Section 4.1(b) for a Plan Year, a Participant must be actively employed by the Company or a Participating Employer on the last day of such Plan Year. Notwithstanding the preceding sentence, if a Participant ceases to be employed during a Plan Year as the result of (i) Separation from Service by the Company or a Participating Employer other than for Cause, or (ii) the Participant's death, the amounts described in clause (A) in each of Sections 4.1(b)(i) – (v), as the case may be, shall be prorated based on the portion of the Plan Year during which such Participant was a Participant. For the avoidance of doubt, Separation from Service by the Company or a Participating Employer shall require an affirmative termination of employment initiated by the Company or a Participating Employer and shall not include constructive termination, good reason termination or similar concepts.

(c)Notwithstanding the foregoing, the Plan Administrative Committee may elect to not make an Employer Contribution to a Participant’s Account for the applicable Plan Year or may reduce the amount of such Employer Contribution for the applicable Plan Year, provided the Plan Administrative Committee exercises such discretion, prior to the beginning of the applicable Plan Year, with respect to all of the Participants within the class of Eligible Executives to which the Plan Administrative Committee intends to exercise such discretion.”

7.    By the following new Section 4.2(b)(iii) at the end of Section 4.2(b) of the Plan as a part thereof:
"(iii)    For purposes of Section 4.2(a), Former ENPP Participants shall be credited with all service that was credited for purposes of vesting under the AGCO Corporation Executive Nonqualified Pension Plan as though such service had occurred while a Participant in this Plan.”

8.    By deleting Section 8.4 of the Plan in its entirety.

IN WITNESS WHEREOF, the Company has caused this amendment to be executed by its duly authorized officer this 5 day of December, 2024.

AGCO Corporation

By: /s/ Roger Batkin
Its: Senior Vice President, General Counsel
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